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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement File Numbers 333-81733, 333-33648 and 333-42764.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Los Angeles, California
March 28, 2002